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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                         DATE OF REPORT - MARCH 31, 1997
                        (Date of earliest event reported)



                        ALKERMES CLINICAL PARTNERS, L.P.
             (Exact name of Registrant as specified in its charter)



        DELAWARE                      0-26758                     043-145043
(State of organization)      (Commission file number)           (IRS employer
                                                                 identification
                                                                 number)





                64 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of principal executive offices, zip code)


                            AREA CODE (617) 494-0171
                               (Telephone number)




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ITEM 5.   OTHER INFORMATION.
          -----------------

      As reported in the press release, published March 31, 1997, of Alkermes, Inc. ("Alkermes"), which is developing RMP-7 for Alkermes Clinical Partners, L.P., Alkermes announced preliminary results of its third Phase II clinical trial of the drug delivery agent RMP-7 administered intravenously in conjunction with the chemotherapeutic agent carboplatin in patients with recurrent, malignant brain tumors. Study ALK01-017 was a multi-center, blinded, randomized, placebo controlled Phase II clinical trial designed to compare the safety and efficacy of treatment with intravenous RMP-7 and carboplatin to treatment with intravenous placebo and carboplatin. The study did not meet its primary endpoint of time to tumor progression as measured by changes in tumor volume on magnetic resonance imaging (MRI). The study was designed to include multiple additional endpoints, and data analysis is continuing. Observed trends toward increased survival time, six month survival rate and slowed progression of functional impairment for patients receiving the combination of RMP-7 and carboplatin compared to patients receiving treatment with carboplatin alone are being analyzed.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------


            (c)   Exhibits

                  99    Press Release, dated March 31, 1997



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                                   SIGNATURES
                                   ----------



      Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated:  April 2, 1997                   Alkermes Clinical Partners, L.P.

                                        By its General Partner
                                        Alkermes Development Corporation II



                                        By: /s/ Michael J. Landine
                                            ----------------------------
                                            Michael J. Landine
                                            Vice President and Chief
                                            Financial Officer


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                        ALKERMES CLINICAL PARTNERS, L.P.

                           CURRENT REPORT ON FORM 8-K

                                  EXHIBIT INDEX



Exhibit No.                             Exhibit
-----------                             -------

99                             Press Release, dated March 31, 1997


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